Exhibit 99.3

Solera Holdings, Inc. Announces New $200 Million Stock Repurchase Program

WESTLAKE, Texas; October 17, 2013/PRNewswire/ — Solera Holdings, Inc. (“Solera,” the “Company,” “our” or “us” ) (NYSE: SLH) today announced that its Board of Directors has approved a new $200 million common stock repurchase program effective through November 10, 2015. Shares of common stock may be purchased, from time to time, through an accelerated stock purchase agreement, on the open market or in privately negotiated transactions. The Company expects to fund the repurchases through cash on hand and future cash flow from operations. The new stock repurchase program replaces the Company’s previous stock repurchase program. Through October 16, 2013, the Company has repurchased 2,852,308 shares of its common stock under the previous stock repurchase program for an aggregate purchase price of approximately $136.6 million.

“Our share repurchase program represents an important component of our capital allocation strategy and an additional way of returning value to our stockholders,” said Tony Aquila, founder, Chairman and Chief Executive Officer of Solera. “This share repurchase program, along with the 36% dividend increase we announced in August, underscores the confidence we have in our ability to execute on Mission 2020.”

All stock repurchases will be made pursuant to an accelerated stock purchase agreement or a stock repurchase program adopted under Rule 10b-18 under the Securities Exchange Act of 1934, as amended. Repurchases may be made under 10b5-1 plans, which would permit common stock to be purchased when the Company would otherwise be prohibited from doing so under insider trading laws. This program does not require the Company to purchase any specific number or amount of shares, and the timing and amount of such purchases will be determined by management based upon market conditions and other factors. In addition, this stock repurchase program may be amended or terminated at the discretion of the Board of Directors.

As of September 30, 2013, the Company had approximately 68.8 million shares of common stock outstanding.

About Solera:

Solera is the leading global provider of software and services to the automobile insurance claims processing industry. Solera is active in over 65 countries across six continents. The Solera companies include Audatex in the United States, Canada, and in more than 45 additional countries, Informex in Belgium and Greece, Sidexa in France, ABZ and Market Scan in the Netherlands, HPI in the United Kingdom, Hollander serving the North American recycling market, AUTOonline providing salvage disposition in a number of European and Latin American countries, IMS providing medical review services, and Explore providing data and analytics to United States property and casualty insurers. For more information, please refer to Solera’s website at http:/www.solerainc.com.

Cautions about Forward-Looking Statements:

This press release contains “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995, including statements about the Company’s stock repurchase program and plans for funding repurchases of shares. These statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our ability to repurchase shares or pay dividends in future periods; the effects on our business of restrictive covenants in our indentures, including covenants relating to the repurchase of shares and payment of dividends; the use of cash to service our debt; our reliance on a limited number of customers for a substantial portion of our revenues; unpredictability and volatility of our operating results, which include the volatility associated with foreign currency exchange risks, our sales cycle, seasonality, global economic conditions, acquisitions and other factors; risks associated with and possible negative consequences of acquisitions, joint ventures, divestitures and similar transactions, including regulatory matters and our ability to successfully integrate our acquired businesses; effects of competition on our software and service pricing and our business; time and expenses associated with customers switching from competitive software and services to our software and services; rapid technology changes in our industry; risks associated with operating in multiple countries; risks associated with a diversified business; effects of changes in or violations by us or our customers of government regulations; our ability to obtain additional financing as necessary to support our operations; our reliance on third-party information for our software and services; costs and possible future losses or impairments relating to our acquisitions; the financial impact of future significant restructuring and severance charges; the impact of changes in our tax provision (benefit) or effective tax rate; our dependence on a limited number of key personnel; effects of system failures or security breaches on our business and reputation; and any material adverse impact of current or future litigation on our results or business. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K for the Fiscal Year Ended June 30, 2013. Solera is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.